                                                                      EXHIBIT 12



                           HILTON HOTELS CORPORATION

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      (dollars in millions)(unaudited)


                                                                      YEARS ENDED DECEMBER 31,
                                                          ------------------------------------------------
                                                          1998       1997       1996       1995       1994
                                                          ----       ----       ----       ----       ----
Income from continuing operations before income
    taxes and minority interest (1)                       $332       $309       $179       $136        $60

Add:

    Interest expense (1)                                   142         99         59         73         58

    Distributions from less than 50% owned
       companies                                             3          5         14          7          6

    Interest component of rent expense (1)(2)                4          4          2          3          2
                                                          ----       ----       ----        ----      ----

Earnings available for fixed charges                      $481       $417       $254        $219      $126
                                                          ----       ----       ----        ----      ----
                                                          ----       ----       ----        ----      ----

Fixed charges:
    Interest expense (1)                                  $142       $ 99       $ 59        $ 73      $ 58

    Capitalized interest                                     4          2          -           1         2

    Interest component of rent expense (1)(2)                4          4          2           3         2
                                                          ----       ----       ----        ----      ----

Total fixed charges                                       $150       $105       $ 61        $ 77      $ 62
                                                          ----       ----       ----        ----      ----
                                                          ----       ----       ----        ----      ----

Ratio of earnings to fixed charges                        3.2x       4.0x       4.2x        2.8x       2.0x
                                                          ----       ----       ----        ----      ----
                                                          ----       ----       ----        ----      ----

----------------
(1)  Includes 50% owned companies.
(2)  Assumed interest component to be one-third of rent expense.

                      HILTON HOTELS CORPORATION AND SUBSIDIARIES

                     COMPUTATION OF RATIO OF EARNINGS TO COMBINED
                     FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                           (dollars in millions)(unaudited)


                                                                        YEARS ENDED DECEMBER 31,
                                                          ----------------------------------------------------------
                                                          1998            1997         1996       1995          1994
                                                          ----            ----         ----       ----          ----
Income from continuing operations before income
    taxes and minority interest (1)                       $332            $309         $179       $136           $60

Add:

    Interest expense (1)                                   142              99           59         73            58

    Distributions from less than 50% owned
       companies                                             3               5           14          7             6

    Interest component of rent expense (1)(2)                4               4            2          3             2
                                                          ----            ----         ----        ----         ----

Earnings available for combined fixed charges
    and preferred stock dividends                         $481            $417         $254        $219         $126
                                                          ----            ----         ----        ----         ----
                                                          ----            ----         ----        ----         ----

Fixed charges and preferred stock dividends:
    Interest expense (1)                                  $142            $ 99         $ 59        $ 73         $ 58

    Capitalized interest                                     4               2            -           1            2

    Interest component of rent expense (1)(2)                4               4            2           3            2

    Preferred stock dividends                               17              22            1           -            -
                                                          ----            ----         ----        ----         ----
Total combined fixed charges
    and preferred stock dividends                         $167            $127         $ 62        $ 77         $ 62
                                                          ----            ----         ----        ----         ----
                                                          ----            ----         ----        ----         ----

Ratio of earnings to combined fixed charges
    and preferred stock dividends                         2.9x            3.3x         4.1x        2.9x         2.0x
                                                          ----            ----         ----        ----         ----
                                                          ----            ----         ----        ----         ----

----------------
(1)  Includes 50% owned companies.
(2)  Assumed interest component to be one-third of rent expense.